UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011

ORACO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-167607	27-2300414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 West Knox Road, Suite 102, Tempe, AZ.	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480)588-3333

Sterilite Solutions, Corp.
41738 West Hillman Dr., Maricopa, AZ 85239

(Former name or former address, if changed since last report)

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On February 23, 2011, the Registrant changed its name from Sterilite Solutions, Corp. to Oraco Resources, Inc. The name change occurred as a result of a majority of the stockholders executing a consent approving the Board of Directors recommendation to change the Registrant’s name. In addition, the Registrant changed its address to 605 West Knox Road, Suite 102, Tempe, Arizona 85284. A copy of the Certificate of Amendment is attached hereto as Exhibit 3(i)(b).

Section 8 – Other Events

Item 8.01 Other Events.

On February 23, 2011, the Board of Directors of the Registrant resolved to effect an eight (8) to one (1) forward split of the Registrant’s common stock outstanding as of February 24, 2011, the record date. The number of shares of common stock issued and outstanding prior to the forward split is 1,918,000. Immediately after the forward split, the number of shares issued and outstanding will increase to 15,344,000. The forward split of the Registrant’s issued and outstanding common shares is payable upon surrender of outstanding common stock certificates to the Registrant’s transfer agent. A copy of the Certificate of Change is attached hereto as Exhibit 3(i)(c).

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3(i)(b)	Certificate of Amendment – Dated February 23, 2011
3(i)(c)	Certificate of Change – Dated February 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACO RESOURCES, INC.

By: /s/ Steve Subick
Steve Subick, President

Date: February 23, 2011